EXHIBIT 23.1

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038,
Form S-8 No. 33-39453, Form S-8 No. 33-44108, Form S-8
No. 33-89586 and Form S-8 No. 33-89592) of Sovereign Bancorp, Inc. of our report dated January 17, 1996, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



Reading, Pennsylvania         /s/ Ernst & Young LLP
March 25, 1996